UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2014
FLIR Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Oregon	0-21918	93-0708501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27700 SW Parkway Avenue
Wilsonville, Oregon 97070
(Address of registrant’s principal executive offices, including zip code)

(503) 498-3547
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 24, 2014, William A. Sundermeier, President of the Government Systems Division of FLIR Systems, Inc. (the “Company”), resigned from the Company. Mr. Sundermeier will assist the Company in the transition of his responsibilities through February 28, 2014.
On January 24, 2014, Thomas A. Surran was appointed to the position of Chief Operating Officer of the Company, effective immediately. Mr. Surran, age 51, first joined the Company with the acquisition of Indigo Systems, Inc. in 2004, and served as General Manager of the Company’s Commercial Vision Systems business until June 2007. He rejoined the Company in 2009 as the Chief Financial Officer of the Commercial Systems division. From May 2010 through May 2013, in addition to his role as the Chief Financial Officer of the Commercial Systems division, Mr. Surran also served as Vice President and General Manager of Raymarine, a FLIR company. In May 2013, Mr. Surran was appointed President of the Company’s Commercial Systems division. Prior to joining the Company in 2004, he held positions with Indigo Systems, Inc., TDK Corporation, Headway Technologies, Inc. and Everex Systems, Inc. Mr. Surran received his B.S. from Xavier University and his MBA from the University of Chicago. It has not yet been determined whether there will be any changes to Mr. Surran’s compensation as a result of his promotion to Chief Operating Officer.
On January 24, 2014, the Company issued a press release announcing Mr. Sundermeier’s departure and Mr. Surran’s promotion to Chief Operating Officer. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.
Item 9.01.    Financial Statements and Exhibits.

The following exhibit is furnished herewith:

99.1	Press Release of FLIR Systems, Inc. dated January 24, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2014
FLIR SYSTEMS, INC.

By: /s/ Anthony L. Trunzo
Anthony L. Trunzo
Sr. Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit Number     Description

99.1	Press Release of FLIR Systems, Inc. dated January 24, 2014.